Exhibit 99.1

CB2 Insights Announces Industry’s First Full-Scale Hemp-based Cannabidiol (CBD) Prospective Trial in Partnership with GL Brands (Formerly Freedom Leaf Inc.)	Press Release | 12/16/2019

•	Prospective trial marks first-of-its-kind study on the efficacy and safety of hemp-based CBD treatment focused on patients with anxiety
•	Announcement follows the passage of the 2018 US Farm Bill which legalized the mass production of hemp, a form of cannabis with lower THC levels than marijuana, across the United States
•	Partnership follows the request by the US Food and Drug Administration (FDA) for more clinical data to support the safety and efficacy of hemp-based CBD products within medical treatments
•	CB2 Insights previously announced partnership to serve as exclusive research technology platform for large UK-based medical cannabis pilot

TORONTO, Dec. 16, 2019 (GLOBE NEWSWIRE) -- CB2 Insights (CSE:CBII; OTCQB: CBIIF) (“CB2” or the “Company”), a leading data-driven company focused on bringing real-world evidence driven from the point-of-care to the medical cannabis community, today announced that it will begin a prospective trial with GL Brands (OTCQB: FRLF) through its U.S.-based hemp brand and key operating subsidiary, Green Lotus. The study will assess the safety, efficacy and other health measures for patients using Green Lotus’ cannabidiol soft gel capsules when looking to treat anxiety.

“We are proud to have been approached by GL Brands to help advance their product research and development efforts using our vast network of clinical sites and knowledge and experience in conducting clinical trials,” said Prad Sekar, Chief Executive Officer, CB2 Insights. “Cannabis licensed producers, product manufacturers and cannabis-focused pharmaceutical companies have all matured to the point of needing clinically-driven research to support the registration of their medical products.  Our tools and experience help formalize and expedite that process in a way that is aligned with traditional pharmaceutical products.”

Patients and Clinicians will be recruited for the study through the existing CB2 Insights clinical network which represents the largest medical cannabis patient registry in the US.  This ability to leverage CB2 Insights as a central source of patient recruitment for trials in an expedited manner helps generate measurable results in a more time-efficient manner; reducing the time needed to validate products that are being brought to market across a variety of indications.

Aside from its Clinical Services arm, CB2 Insights specializes as a Contract Research Organization (CRO) with services including growing patient registries, providing cannabis-specific data collection tools, designing clinical trials and managing research protocols for cannabis-based medicines. The objective of the partnership is to determine the efficacy of orally administered CBD capsules for anxiety.  The trial will incorporate a multi-center experimental pre-test, post-test, non-randomized design and will monitor patients using the specified Green Lotus treatment over a 90-day period.

“Through our subsidiary brand, Green Lotus, we have brought to market one of the most wide-ranging lines of natural and organic hemp products that provide a full spectrum of remedies for consumers across North America suffering from multiple ailments,” said Carlos Frias, CEO, GL Brands. “Our partnership with CB2 Insights will allow us to illustrate the effectiveness of our products across indications such as chronic pain, sleep disorders and anxiety.”

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Both parties will utilize this study’s results to launch further investigation of Green Lotus products to extend development into new products for new indications. This agreement follows the announcement of the CB2 Insights being selected as the exclusive research technology partner of Drug Science to support the UK’s largest medical cannabis pilot program, TWENTY21, which provides validation for the need for more rigorous clinically-led testing of products to support more global, traditional healthcare adoption.

The outcome of the CB2 Insights and GL Brands partnership will be used in the further development of clinical trials, support in the validation of claims and efficacy of CBD treatment, and in the education of the medical community and patients on the integration of cannabinoid therapy.

“Data-driven innovation has always been a core focus for us at Merida Capital,” said Mitch Baruchowitz, Managing Partner, Merida Capital Partners. "We are now seeing scientifically-driven results accelerate the understanding and future value of cannabis-based medicine within a vertical that has long been needing validation from traditional pharmaceutical and healthcare players and the synergistic research between two of our portfolio companies illustrates this perfectly."

The project has already commenced and will continue through patient recruitment, observations and trial close-out.

About CB2 Insights

CB2 Insights has a mission to mainstream medical cannabis into traditional healthcare. We are a research and technology company, offering a suite of data and technology solutions as a full service clinical CRO, specializing in Phase II, III and IV, post-marketing, observational and experimental trials in a range of therapeutic areas for sponsors worldwide.

CB2 Insights helps industry stakeholders create a strong value story with Real World Evidence, generation of safety and efficacy data, operating in two segments: clinical solutions and data solutions.

For more information please visit www.cb2insights.com.

About GL Brands Inc.:

GL Brands is a multinational hemp consumer packaged goods company that creates authentic, enduring and culturally relevant brands engaged in the development and sale of cannabis-derived wellness products. Through its premier brands Green Lotus™ and IrieCBD, GL Brands delivers a full portfolio of hemp and hemp-derived CBD products, including tinctures, softgels, gummies, capsules, sparkling beverages, vapes, flower and topical segments to promote greater wellness and balance, in the U.S. and throughout the world. For more information, please visit https://www.glbrands.com.

About Green Lotus™:

Green Lotus™ Hemp is a premium hemp products brand that provides responsibly produced, natural cannabinoid-rich products to consumers and businesses. The brand is veteran-led and powered by a diverse team dedicated to promoting a world where the restorative power of hemp is accessible to all people. For more information, please visit https://greenlotushemp.com.

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Primary Contact:
Kim Nguyen
1.855.874.4999 ext. 120
kim.nguyen@cb2insights.com

Forward Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in CB2’s filings with Canadian securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements regarding the opportunity to provide services and software to the U.S. cannabis industry.

Although CB2 has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on obtaining regulatory approvals; investing in target companies or projects which have limited or no operating history and are subject to inconsistent legislation and regulation; change in laws; reliance on management; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and recreational-use marijuana industry and; regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. CB2 disclaims any intention or obligation to update or revise such information, except as required by applicable law, and CB2 does not assume any liability for disclosure relating to any other company mentioned herein.

No securities regulator or exchange has reviewed, approved, disapproved, or accepts responsibility for the content of this news release.

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